UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 20, 2024

MP MATERIALS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-39277	84-4465489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1700 S. Pavilion Center Drive, Suite 800
Las Vegas, Nevada 89135
(Address of principal executive offices and Zip Code)
(702) 844-6111
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.0001 per share	MP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.
Irrevocable Election of Settlement of the 2026 Notes
On March 20, 2024, the MP Materials Corp. (the “Company”) provided a written notice to the trustee and the noteholders of the 0.25% Convertible Senior Notes due 2026 (the “2026 Notes”) that it has irrevocably elected to fix the settlement method for all conversions that may occur subsequent to March 20, 2024, to a combination of cash and shares of Common Stock with the specified dollar amount per $1,000 principal amount of the 2026 Notes of $1,000. As a result, for any subsequent conversions of 2026 Notes, a converting noteholder will receive (i) up to $1,000 in cash per $1,000 principal amount of the 2026 Notes and (ii) shares of Common Stock for any conversion consideration in excess of $1,000 per $1,000 principal amount of the 2026 Notes converted.
The foregoing description of the notice does not purport to be complete and is qualified in its entirety by reference to the complete text of the notice, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits
The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Notice to Trustee and Noteholders
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MP MATERIALS CORP.

Date: March 22, 2024	By:	/s/ Elliot D. Hoops
Name: Elliot D. Hoops
Title: General Counsel and Secretary
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